Exhibit 1.1

GLADSTONE COMMERCIAL CORPORATION

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

February 22, 2016

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated September 2, 2014, including the Schedules thereto (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Gladstone Commercial Corporation, a Maryland corporation (the “Company”) and Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, shares of common stock, par value $0.001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. The first sentence of the first paragraph of Section 1 of the Sales Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time on or after February 22, 2016 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $160,000,000. Such amount of Shares available for offer and sale are in addition to any offers and sales of Shares made prior to the date hereof under the Prospectus Supplement filed by the Company on September 2, 2014, and subject to any limitations set forth in Section 5(c) hereof (“Maximum Amount”).”

2. The first sentence of the second paragraph of Section 1 of the Sales Agreement is amended and restated as follows:

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission registration statements on Form S-3 (File No. 333-190931 and File No. 333-208953), which were declared effective by the Commission on September 24, 2013 and February 1, 2016, respectively, each including a base prospectus, relating to certain securities, including the shares of Common Stock to be issued from time to time by the Company, and each of which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

3. The last sentence of Section 7(j) shall be deleted in its entirety and replaced with the following “This provision shall not apply to (i) the Shares of Common Stock to be offered and sold through CF&Co pursuant to this Agreement, (ii) issuance of Shares in connection with the conversion of any units of the Operating Partnership, or (iii) shares of Common Stock issuable to holders of the Company’s senior common stock who elect to exchange their shares of senior common stock into shares of Common Stock, pursuant to the terms of the Company’s offering of its senior common stock, which terminated on its own terms in March 2015.”

4. Section 8(f) of the Sales Agreement is amended by deleting the words “Reed Smith LLP” and replacing them with “Cooley LLP”.

5. Section 12 is amended by: (i) deleting the words “Stephen Merkel, General Counsel” and replacing them with “General Counsel”; (ii) deleting the number “(212) 307-3730” and replacing it with “(212) 829-4708”; and (iii) deleting the words “Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, fax no. (212) 521-5450” and replacing them with “Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036, fax. no (212) 479-6275”.

6. Schedule 1 is amended by adding “, as amended on February 22, 2016” immediately after “September 2, 2014”.

7. Schedule 2 is amended by adding under Cantor Fitzgerald & Co. after “Josh Feldman (jfeldman@cantor.com)”:

“Sameer Vasudev (svasudev@cantor.com)”

8. Schedule 5 is deleted in its entirety and replaced with Schedule 5 as attached hereto.

9. The first sentence of the form of Officer Certificate attached as Exhibit 7(n) is amended to add the words “, as amended on February 22, 2016” immediately after “September 2, 2014”. The last sentence of the form of Officer Certificate attached as Exhibit 7(n) is amended to delete the words “Reed Smith LLP” and replace them with “Cooley LLP”.

B. Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two Business Days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By:	GCLP Business Trust II, its general partner

By:	/s/ David Gladstone
Name: David Gladstone
Title: Trustee

By:	/s/ Danielle Jones
Name: Danielle Jones
Title: Trustee

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

SCHEDULE 5

SCHEDULE OF SUBSIDIARIES

Delaware

2525 N Woodlawn Vstrm Wichita KS, LLC

260 Springside Drive, Akron OH LLC

ABC12 Ottumwa IA LLC

ACI06 Champaign IL LLC

AFL05 Duncan SC LLC

AFL05 Duncan SC Member LLC

AFR11 Parsippany NJ LLC

AL13 Brookwood LLC

AL15 Birmingham LLC

APML07 Hialeah FL LLC

AZ14 Phoenix LLC

CA14 Rancho Cordova GP LLC

CA14 Rancho Cordova LP

CBP11 Green Tree PA GP LLC

CBP11 Green Tree PA, L.P.

C08 Fridley MN LLC

CDLCI07 Mason OH LLC

CI05 Clintonville WI LLC

CMI04 Canton NC LLC

CMS06-3 LLC

CO13 Englewood LLC

CO14 Aurora LLC

CO14 Denver LLC

COCO04 Austin TX, L.P.

COCO04 Austin TX GP LLC

Corning Big Flats LLC

CVG12 New Albany OH LLC

D08 Marietta OH LLC

DBPI07 Bolingbrook IL LLC

EE 208 South Rogers Lane, Raleigh NC LLC

EE07 Raleigh NC, L.P.

EE07 Raleigh NC GP LLC

EI07 Tewksbury MA LLC

First Park Ten COCO San Antonio, L.P. First Park Ten COCO San Antonio GP LLC

FL13 Orlando LLC

FMCT08 Chalfont PA GP LLC

FMCT08 Chalfont PA LP

FS11 Hickory NC GP LLC

FS11 Hickory NC, LP

FTCHI07 Grand Rapids MI LLC

GA15 Hapeville LLC

GA15 Villa Rica LLC

GBI07 Syracuse NY LLC

GCC1302 Egg Harbor NJ LLC

GCC Acquisition Holdings, LLC

GCO12 Jupiter FL LLC

Gladstone Commercial Advisers, Inc.

Gladstone Commercial Corporation

Gladstone Commercial Limited Partnership

Gladstone Commercial Partners LLC

Gladstone Commercial Lending LLC

GSM, LLC

HMBF05 Newburyport MA LLC

IN14 Indianapolis LLC

IPA12 Ashburn VA LLC

IPA12 Ashburn VA SPE LLC

LittleArch04 Charlotte NC Member LLC

Little Arch Charlotte NC LLC

MI13 Novi LLC

MI14 Monroe Frenchtown LLC

MI14 Revard LLC

MN13 Blaine, LLC

MPI06 Mason OH LLC

MSI05-3 LLC

NARA12 Fort Worth TX, L.P.

NARA12 Fort Worth TX GP LLC

NCH12 Columbus OH LLC

NH10 Cumming GA LLC

NW05 Richmond VA LLC

OB Crenshaw GCC, L.P.

OB Crenshaw SPE GP LLC

OB Midway NC Gladstone Commercial LLC

OH04 North Canton LLC

OH05 Dayton LLC

OH14 Columbus LLC

OH15 Dublin LLC

PA14 Taylor LLC

PNA11 Boston Heights OH LLC

Pocono PA GCC GP LLC

Pocono PA GCC, L.P.

PZ05 Maple Heights OH LLC

RB08 Concord OH LLC

RC06 Menomonee Falls WI LLC

RCOG07 Georgia LLC

Richardson TX15 LLC

RPT08 Pineville NC GP LLC

RPT08 Pineville NC LP

SCC10 Orange City IA LLC

SJMH06 Baytown TX GP LLC

SJMH06 Baytown TX L.P.

SLEE Grand Prairie, L.P.

SRFF08 Reading PA GP LLC

SRFF08 Reading PA LP

STI05 Franklin NJ LLC

SVMMC05 Toledo OH LLC

TCI06 Burnsville MN LLC

TMC11 Springfield MO LLC

TUP12 Columbus GA LLC

TX13 Allen LLC

TX13 Austin LLC

TX14 Allen II LLC

TX14 Colleyville LLC

TX14 Coppell LLC

UT15 Draper LLC

VW12 Columbia SC LLC

WC11 Springfield MO LLC

WEC11 Dartmouth MA LLC

WMI05 Columbus OH LLC

WMI05 Hazelwood MO LLC

WPI07 Tulsa OK LLC

YCC06 South Hadley MA LLC

YorkTC05 Eatontown NJ LLC

Ohio

Hemingway at Boston Heights, LLC

Massachusetts

GCLP Business Trust I

GCLP Business Trust II